UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2021

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York 11717
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2021 CPI Aerostructures, Inc. received notice from NYSE American LLC (the “Exchange”) that NYSE Regulation has accepted the Company’s October 18, 2021 plan to regain compliance with the Exchange’s continued listing standards set forth in Sections 1003(a)(i) and 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”) and has granted a plan period through March 17, 2023, subject to periodic review by the Exchange, including quarterly monitoring, for compliance with the plan. If the Company is not in compliance with the continued listing standards by March 17, 2023 or if the Company does not make progress consistent with the plan during the plan period, the NYSE Regulation staff may initiate delisting proceedings, as appropriate.

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2021, on September 17, 2021, the Company received notice from the staff of the Exchange, indicating that the Company does not meet the Exchange’s continued listing standards set forth in Part 10 of the Company Guide. The Company is not in compliance with Section 1003(a)(i) of the Company Guide since it has stockholders’ equity of less than $2.0 million and losses from continuing operations and/or net losses in two of its three most recent fiscal years and Section 1003(a)(ii) of the Company Guide since it has stockholders’ equity of less than $4.0 million and losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company has therefore become subject to the procedures and requirements of Section 1009 of the Company Guide. On October 18, 2021, the Company submitted a plan to the Exchange addressing how the Company intends to regain compliance with the continued listing standards by March 17, 2023.

The notice from the Exchange that the Company’s plan of compliance has been accepted has no immediate impact on the listing of the Company’s common stock on the Exchange. The listing of the Company’s common stock on the Exchange is being continued pursuant to an extension during the plan period. The Company’s common stock continues to trade under the symbol “CVU” with a “.BC” indicator extension to signify that the Company is currently not considered to be in compliance with the Exchange’s continued listing standards.

On November 22, 2021, the Company issued a press release relating to the matters described herein, a copy of which is attached hereto as Exhibit 99.1.

Forward Looking Statements

Statements in this report that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, assumptions, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein include, without limitation, statements relating to actions be taken by the Company in connection with the notices received by the Company on September 17, 2021 and November 19, 2021 from NYSE American LLC. The forward-looking statements contained herein are also subject to all of the other risks and uncertainties that are described from time to time under the heading “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission, most recently in the Company’s Annual Report on Form 10-K for the period ended December 31, 2020. Because the risks, assumptions, uncertainties and other unknown factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. The Company has no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release, dated November 22, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2021	CPI AEROSTRUCTURES, INC.

By: /s/ Douglas McCrosson

Douglas McCrosson

Chief Executive Officer